Exhibit 99.2

News release for immediate release
Contact information:
Heather J. Wietzel
Vice President, Investor Relations
217-788-5144
investorrelations@horacemann.com

HORACE MANN REPORTS THIRD-QUARTER 2020 NET INCOME OF $0.87 PER SHARE AND CORE EARNINGS* OF $0.82 PER SHARE
•45.0% increase in net income and 28.1% increase in core earnings over prior-year period
◦Reflects benefits of multi-year strategic plan to improve products, distribution and infrastructure for education market
◦96.5% Property and Casualty combined ratio reflects continued lower-than-historic Auto frequency due to pandemic-related driving patterns and $8.7 million PG&E subrogation recovery offset by 21 points of catastrophe losses
•Book value per share up 9.1% and book value per share excluding net unrealized gains up 3.4% since year end 2019
•Raises full-year 2020 core earnings guidance to range of $2.95 to $3.15, with core ROE expected to be above 9%
◦Reflects expected increase in contribution from Supplemental segment and recognizes strong year-to-date results for Property and Casualty
◦Continues to reflect 13 to 14 point impact on combined ratio due to elevated 2020 catastrophe losses

SPRINGFIELD, Ill., November 2, 2020 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the quarter ended September 30, 2020:

Horace Mann Consolidated Financial Highlights
	Three Months Ended September 30,			Nine Months Ended September 30,
($ in millions, except per share amounts)	2020	2019	% Change	2020	2019	% Change
Total revenues	$337.1	$336.6	0.1%	$958.1	$1,105.4	-13.3%
Net income	36.5	25.4	43.7%	85.5	151.4	-43.5%
Net investment gains (losses) after tax	1.9	(1.6)	N.M.	(10.1)	118.9	N.M.
Goodwill impairment	—	—	—	—	(28.0)	N.M.
Core earnings*	34.6	27.0	28.1%	95.6	60.5	58.0%
Per diluted share:
Net income	0.87	0.60	45.0%	2.03	3.61	-43.8%
Net investment gains (losses) after tax	0.05	(0.04)	N.M.	(0.24)	2.84	N.M.
Goodwill impairment	—	—	—	—	(0.67)	N.M.
Core earnings per diluted share*	0.82	0.64	28.1%	2.27	1.44	57.6%
Book value per share				41.45	38.30	8.2%
Book value per share excluding net unrealized investment gains on fixed maturity securities*				33.52	31.84	5.3%
N.M. - Not meaningful.
* These measures are not based on accounting principles generally accepted in the United States of America (non-GAAP). They are reconciled to the most directly comparable GAAP measures in the Appendix to the Investor Supplement. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company’s reports filed with the Securities and Exchange Commission.

The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illinois 62715-0001
217-789-2500 www.horacemann.com

“Educators are facing new challenges in their professional lives as they work to meet students’ needs in a vast array of new structures and environments due to the COVID-19 pandemic,” said Marita Zuraitis, Horace Mann President and CEO. “As a company dedicated to helping educators protect what they have today and prepare for a successful tomorrow, much of our attention this quarter was directed at working with schools to find the best way to serve educators who continue to work remotely. We are uniquely positioned to do this because of our solutions-based approach, which emphasizes relationships over individual transactions and is supported by continued expansion of robust virtual capabilities such as e-Signature and e-applications.

“This quarter, we delivered on this promise by helping customers affected by the numerous catastrophe events across the country repair their homes — which may also be their classrooms — helping to return some sense of normalcy in a challenging time,” Zuraitis added. “In addition, we expanded access to our Student Loan Solutions program, offered more virtual financial wellness seminars and finished integrating Supplemental agents under the Horace Mann umbrella, paving the way for them to offer more solutions to their clients.

“Our third-quarter results were strong in part because Auto frequency remains lower than historic averages due to the pandemic’s impact on driving patterns. But underneath that unusual trend, we are benefiting from a stronger foundation, the result of our long-term strategic plan to enhance our product offerings, strengthen our distribution and modernize our infrastructure — including last year’s addition of our Supplemental segment and our annuity reinsurance transaction,” Zuraitis said. “Annuity contract deposits remain strong, although the impact of the largely remote educator workforce in a pre-vaccine environment is temporarily slowing our top-line growth. However, we are taking what we're learning about virtual educator engagement and incorporating it into our go-forward plans.”

“Based on the strong results as well as a higher expected fourth-quarter contribution from the Supplemental segment, we increased our full-year 2020 core EPS guidance range to $2.95 to $3.15,” Zuraitis added. “These strong results keep us on track to our planned achievement of one full point of ROE improvement this year from our strategic actions. There will also be about one to one and a half points of ROE this year from pandemic-related and other factors that largely won't repeat. Looking ahead, 2021 ROE will be on the original path we had anticipated, heading toward our double-digit ROE target.”

Property and Casualty Segment Third-Quarter Combined Ratio at 96.5% Despite Higher Catastrophe Losses
(All comparisons vs. same period in 2019, unless noted otherwise)

	Three Months Ended September 30,				Nine Months Ended September 30,
($ in millions)	2020	2019	Change		2020	2019	Change

Property and Casualty written premiums*	$172.8	$182.5	-5.3%		$482.5	$518.5	-6.9%
Property and Casualty net income / core earnings*	15.8	14.2	11.3%		53.7	34.3	56.6%
Property and Casualty combined ratio	96.5%	96.2%	0.3	pts	93.5%	98.5%	-5.0	pts
Property and Casualty underlying loss ratio*	54.7%	63.3%	-8.6	pts	53.6%	64.0%	-10.4	pts
Property and Casualty expense ratio	25.2%	26.4%	-1.2	pts	25.8%	26.7%	-0.9	pts
Property and Casualty catastrophe losses	20.9%	8.6%	12.3	pts	16.0%	9.3%	6.7	pts
Property and Casualty underlying combined ratio*	79.9%	89.7%	-9.8	pts	79.4%	90.7%	-11.3	pts
Auto combined ratio	83.3%	92.4%	-9.1	pts	85.3%	97.0%	-11.7	pts
Auto underlying loss ratio*	56.8%	66.7%	-9.9	pts	58.1%	70.2%	-12.1	pts
Property combined ratio	121.7%	104.3%	17.4	pts	109.6%	102.0%	7.6	pts
Property underlying loss ratio*	50.8%	55.6%	-4.8	pts	44.9%	50.6%	-5.7	pts

Property and Casualty written premiums declined as lower new business more than offset the return of the reinstatement premiums related to the PG&E subrogation recovery. The Auto policy retention rate of 80.9% was unchanged from last year, while the Property retention rate of 86.7% was slightly below recent experience.
Overall, segment core earnings for the quarter rose 11.3% due to higher net investment income, driven by favorable limited partnership returns. The combined ratio was essentially flat with last year as unusually low underlying loss ratios and higher favorable prior years’ reserve development overall offset significantly higher catastrophe losses. The underlying auto loss ratio reflected lower frequency related to changing driving patterns due to COVID-19, as well as the ongoing benefit of profitability initiatives. The underlying property loss ratio improved primarily due to the return of the reinsurance reinstatement premium. In addition, the mix of perils this year reflected more frequent, but less severe, non-catastrophe fire losses.
As a result of the emergence of PG&E Corporation and Pacific Gas and Electric Company (together, PG&E) from bankruptcy on July 1, 2020, in the third quarter of 2020, Horace Mann recognized favorable prior years’ reserve development of $5.2 million, pretax and net of reinsurance, along with the return of reinsurance reinstatement premiums of $3.5 million, for a total of $8.7 million, largely related to the 2018 Camp Fire in California. Results reported in 2018 reflected gross losses of $150.0 million and net losses after reinsurance of $37.9 million pretax from the Camp Fire.
Offsetting the improved underlying loss ratio were $34.8 million of catastrophe losses that added 21 points to the combined ratio. Of the 30 catastrophes in the quarter, the most notable were Hurricane Laura and the Midwest derecho, which combined accounted for nearly $20 million of the losses.
Catastrophe losses through the first nine months of 2020 have totaled $78.3 million. The company’s full-year 2020 guidance continues to reflect a catastrophe loss assumption of $85 to $90 million, which could be as much as 13 to 14 points on the full-year combined ratio.

Supplemental Segment Contributes $10.6 Million to Third-Quarter Earnings

On July 1, 2019, Horace Mann acquired NTA Life Enterprises, LLC (NTA), which became the company’s Supplemental segment. The segment continues to provide supplemental insurance products to the education market, building on NTA’s nearly 50 years of experience in the sector. The segment specializes in developing, marketing and underwriting supplemental insurance products, including cancer, heart, limited supplemental disability and accident.

	Three Months Ended September 30,				Nine Months Ended September 30,
($ in millions)	2020	2019	Change		2020	2019	Change

Supplemental sales*	$1.4	$3.6	-61.1%		$5.8	$3.6	N/A
Earned premiums	32.5	32.9	-1.2%		98.8	32.9	N/A
Supplemental net income / core earnings*	10.6	6.9	53.6%		30.6	6.9	N/A
Pretax profit margin (1)	36.3%	23.7%	12.6	pts	34.7%	23.7%	N/A
N/A - The acquisition of NTA closed on July 1, 2019.
(1)     Measured to total revenues.

Supplemental segment sales were $1.4 million for the quarter, showing a modest rebound from second quarter but reflecting continued lower sales volume due to limited school access because of COVID-19. Persistency was up slightly at 90.1%.

Strong core earnings reflected continued favorable business trends as well as some short-term benefit from changes in policyholder behavior due to COVID-19. Segment expenses include the non-cash impact of amortization of intangible assets under purchase accounting that reduces quarterly core earnings by $3.1 million pretax. The pretax profit margin remains slightly above management’s longer-term expectations because of the pandemic-related changes in policyholder behavior.

Retirement Segment Sees 6.9% Increase in Annuity Contract Deposits
(All comparisons vs. same period in 2019, unless noted otherwise)

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in millions)	2020	2019	Change	2020	2019	Change

Annuity contract deposits*	$137.2	$128.3	6.9%	$366.7	$344.6	6.4%
Annuity assets under management (1)				4,508.7	4,215.9	6.9%
Total assets under administration (2)				8,032.6	7,897.7	1.7%
Retirement net income (loss)	7.8	5.9	32.2%	16.6	(6.9)	N.M.
Retirement core earnings*	7.8	5.9	32.2%	16.6	21.1	-21.3%
Retirement core earnings excluding DAC unlocking*	7.3	5.9	23.7%	15.6	23.9	-34.7%
N.M. - Not meaningful.
(1)     Amount reported as of September 30, 2020 excludes $660.1 of assets under management held under modified coinsurance reinsurance.
(2)    Includes Annuity AUM, Brokerage and Advisory AUA, and Recordkeeping AUA.

Annuity contract deposits for the quarter rose 6.9% over prior year. Educators continue to find value in our Retirement savings products, including our competitively priced variable annuities with no surrender charges. Total cash value persistency remained strong at 94.8% for variable annuities and 94.5% for fixed annuities.

Reflecting the 2019 annuity reinsurance transaction, Horace Mann currently has $4.5 billion in annuity assets under management, including $2.2 billion of fixed annuities, $1.8 billion of variable annuities and $0.5 billion of fixed indexed annuities. Assets under administration, which includes advisory and recordkeeping assets added through the acquisition of BCG in 2019, were down 2.9% from year-end 2019.

Reflecting the benefits of the reinsurance transaction, the net interest margin on the retained annuity business was essentially unchanged from a year ago despite lower net investment income.

The segment recorded net income of $7.8 million for the quarter, up substantially from last year due primarily to expense savings. Core earnings excluding DAC unlocking for the quarter was also ahead of last year.

Life Segment Mortality Costs in Line with Expectations
(All comparisons vs. same period in 2019, unless noted otherwise)

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in millions)	2020	2019	Change	2020	2019	Change

Life sales*	$2.7	$4.4	-38.6%	$9.6	$13.7	-29.9%
Life mortality costs	9.0	8.4	7.1%	28.3	26.4	7.2%
Life net income / core earnings*	4.3	5.1	-15.7%	6.8	13.6	-50.0%

Life sales were down $1.7 million for the quarter. Life core earnings* reflected mortality costs in line with expectations; the company had favorable mortality experience in the third quarter of 2019. Life persistency of 95.7% was consistent with the prior year period.

Investment Portfolio Well-Positioned for Potential Market Disruption and Economic Downturn

Total net investment income includes net investment income on the investment portfolio managed by Horace Mann as well as accreted investment income on the deposit asset on reinsurance related to the company’s 2019 reinsurance of a block of approximately $2.9 billion of policy liabilities related to legacy individual annuities written in 2002 or earlier that was effective April 1, 2019.

(All comparisons vs. same period in 2019, unless noted otherwise)

	Three Months Ended September 30,				Nine Months Ended September 30,
($ in millions)	2020	2019	Change		2020	2019		Change

Pretax net investment income - investment portfolio	$69.2	$69.2	—%		$184.3	$232.3		-20.7%
Pretax investment income - deposit asset on reinsurance	24.5	23.8	2.9%		72.1	47.0		53.4%
Total pretax net investment income	93.7	93.0	0.8%		256.4	279.3		-8.2%
Pretax net investment gains (losses)	2.5	(2.1)	N.M.		(12.8)	151.6		N.M.
Pretax net unrealized investment gains (losses) on fixed maturity securities					496.2	386.1		28.5%
Investment yield, excluding limited partnership interests, pretax - annualized	4.18%	4.62%	-0.44	pts	4.36%	4.73%	-0.37	pts
N.M. - Not meaningful.

Total net investment income rose slightly year-over-year. Net investment income on the managed portfolio was comparable with last year as favorable returns on limited partnership investments offset slightly lower yields on fixed maturity investments.

Third-quarter pretax net investment gains were $2.5 million, including $1.1 million in other-than-temporary impairment charges. The company’s fixed maturity securities portfolio is in a net unrealized investment gain position of $496.2 million at September 30, 2020.

Book Value Excluding Unrealized Investment Gains Up 5% Year Over Year
At September 30, 2020, shareholders’ equity was $1.72 billion, or $41.45 per share. Excluding net unrealized investment gains on fixed maturity securities, shareholders’ equity was $1.39 billion, or $33.52 per share.* The year-over-year improvement in book value excluding unrealized investment gains on fixed maturity securities primarily reflected the realized gain on assets transferred in the 2019 annuity reinsurance transaction, as well as strong earnings.

At September 30, 2020, total debt was $437.2 million, with $135.0 million outstanding on the company’s line of credit. The ratio of debt-to-capital excluding net unrealized investment gains* was 24.0%.

Quarterly Webcast
Horace Mann’s senior management will discuss the company’s third quarter financial results with investors on November 3, 2020 at 9:00 a.m. Eastern Time. The conference call will be webcast live at investors.horacemann.com and archived later in the day for replay.
About Horace Mann
Horace Mann Educators Corporation (NYSE: HMN) is the largest financial services company focused on providing America’s educators and school employees with insurance and retirement solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Illinois. For more information, visit horacemann.com.
Safe Harbor Statement and Non-GAAP Measures
Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020 and the company’s past and future filings and reports filed with the Securities and Exchange Commission (SEC) for information concerning important factors that could cause actual results to differ materially from those in forward-looking statements. Information contained in this news release include measures which are based on methodologies other than accounting principles generally accepted in the United States of America (GAAP). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the Appendix to the Investor Supplement and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.
# # #

HORACE MANN EDUCATORS CORPORATION
Financial Highlights (Unaudited)
($ in Millions, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
EARNINGS SUMMARY
Net income	$36.5	$25.4	43.7%	$85.5	$151.4	-43.5%
Net investment gains (losses), after tax	1.9	(1.6)	N.M.	(10.1)	118.9	N.M.
Other expense - goodwill impairment	—	—	—	—	(28.0)	N.M.
Core earnings*	34.6	27.0	28.1%	95.6	60.5	58.0%

Per diluted share:
Net income	$0.87	$0.60	45.0%	$2.03	$3.61	-43.8%
Net investment gains (losses), after tax	$0.05	$(0.04)	N.M.	$(0.24)	$2.84	N.M.
Other expense - goodwill impairment	$—	$—	—	$—	$(0.67)	N.M.
Core earnings*	$0.82	$0.64	28.1%	$2.27	$1.44	57.6%
Weighted average number of shares and equivalent shares (in millions) - Diluted	42.1	42.0	0.2%	42.0	41.9	0.2%

RETURN ON EQUITY
Net income return on equity - LTM (1)	7.4%	9.2%		7.4%	9.2%
Net income return on equity - annualized	8.7%	6.6%		6.9%	14.1%
Core return on equity - LTM* (2)	9.4%	4.1%		9.4%	4.1%
Core return on equity - annualized*	10.1%	8.3%		9.4%	6.4%

FINANCIAL POSITION
Per share: (3)
Book value				$41.45	$38.30	8.2%
Effect of net unrealized investment gains on fixed maturity securities (4)				$7.93	$6.46	22.8%
Dividends paid	$0.30	$0.2875	4.3%	$0.90	$0.8625	4.3%
Ending number of shares outstanding (in millions) (3)				41.4	41.2	0.5%
Total assets				$13,003.4	$12,332.5	5.4%
Short-term debt				135.0	135.0	—%
Long-term debt				302.2	298.0	1.4%
Total shareholders’ equity				1,715.7	1,578.6	8.7%

ADDITIONAL INFORMATION
Net investment gains (losses)
Before tax	$2.5	$(2.1)	N.M.	$(12.8)	$151.6	N.M.
After tax	1.9	(1.6)	N.M.	(10.1)	118.9	N.M.
Per share, diluted	$0.05	$(0.04)	N.M.	$(0.24)	$2.84	N.M.

N.M. - Not meaningful.
(1)    Based on last twelve months net income and average quarter-end shareholders’ equity.
(2)    Based on last twelve months core earnings and average quarter-end shareholders’ equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and applicable deferred taxes.
(3)    Ending shares outstanding were 41,396,322 at September 30, 2020 and 41,213,085 at September 30, 2019.
(4)    Net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

HORACE MANN EDUCATORS CORPORATION
Statements of Operations and Consolidated Data (Unaudited)
($ in Millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
STATEMENTS OF OPERATIONS
Insurance premiums and contract charges earned	$235.3	$239.7	-1.8%	$697.0	$657.6	6.0%
Net investment income	93.7	93.0	0.8%	256.4	279.3	-8.2%
Net investment gains (losses)	2.5	(2.1)	N.M.	(12.8)	151.6	N.M.
Other income	5.6	6.0	-6.7%	17.5	16.9	3.6%
Total revenues	337.1	336.6	0.1%	958.1	1,105.4	-13.3%

Benefits, claims and settlement expenses	151.4	154.2	-1.8%	433.1	446.3	-3.0%
Interest credited	51.1	53.6	-4.7%	153.3	160.1	-4.2%
Operating expenses	57.9	63.6	-9.0%	173.1	175.9	-1.6%
DAC unlocking and amortization expense	24.6	26.3	-6.5%	75.0	82.9	-9.5%
Intangible asset amortization expense	3.5	3.8	-7.9%	10.9	4.9	122.4%
Interest expense	3.5	4.6	-23.9%	11.7	11.2	4.5%
Other expense - goodwill impairment	—	—	—	—	28.0	N.M.
Total benefits, losses and expenses	292.0	306.1	-4.6%	857.1	909.3	-5.7%

Income before income taxes	45.1	30.5	47.9%	101.0	196.1	-48.5%
Income tax expense	8.6	5.1	68.6%	15.5	44.7	-65.3%
Net income	$36.5	$25.4	43.7%	$85.5	$151.4	-43.5%

PREMIUMS WRITTEN AND CONTRACT DEPOSITS*
Property and Casualty	$172.8	$182.5	-5.3%	$482.5	$518.5	-6.9%
Supplemental (2)	32.0	32.7	-2.1%	98.3	32.7	N/A
Annuity contract deposits	137.2	128.3	6.9%	366.7	344.6	6.4%
Life	26.9	27.7	-2.9%	79.3	82.5	-3.9%
Total	$368.9	$371.2	-0.6%	$1,026.8	$978.3	5.0%

SEGMENT NET INCOME (LOSS)
Property and Casualty	$15.8	$14.2	11.3%	$53.7	$34.3	56.6%
Supplemental (2)	10.6	6.9	53.6%	30.6	6.9	N/A
Retirement	7.8	5.9	32.2%	16.6	(6.9)	340.6%
Life	4.3	5.1	-15.7%	6.8	13.6	-50.0%
Corporate and Other (1)	(2.0)	(6.7)	70.1%	(22.2)	103.5	-121.4%
Net income	$36.5	$25.4	43.7%	$85.5	$151.4	-43.5%

N.M. - Not meaningful.
(1)    Corporate and Other includes interest expense on debt and the impact of net investment gains and losses and other Corporate level items.                 The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 12.
(2)    Acquired on July 1, 2019. Nine month comparison is not applicable.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	Change		2020	2019	Change
PROPERTY and CASUALTY
Written premiums*	$172.8	$182.5	-5.3%		$482.5	$518.5	-6.9%
Premiums earned	166.0	170.5	-2.6%		488.7	512.6	-4.7%
Net investment income	13.7	10.7	28.0%		30.3	33.6	-9.8%
Other income	0.5	0.5	—%		2.1	1.7	23.5%
Losses and loss adjustment expenses (LAE)	118.4	119.0	-0.5%		331.0	368.2	-10.1%
Operating expenses (includes amortization expense)	41.9	45.0	-6.9%		126.0	136.9	-8.0%
Interest expense	0.1	0.3	-66.7%		0.4	1.0	-60.0%
Income before income taxes	19.8	17.4	13.8%		63.7	41.8	52.4%
Net income / core earnings*	15.8	14.2	11.3%		53.7	34.3	56.6%
Net investment income, after tax	11.3	9.0	25.6%		25.5	28.4	-10.2%

Catastrophe losses
After tax	27.5	11.6	137.1%		61.9	37.6	64.6%
Before tax	34.8	14.7	136.7%		78.3	47.6	64.5%
Prior years’ reserves favorable development, before tax
Automobile	1.0	3.5	-71.4%		2.0	5.5	-63.6%
Property and other	6.2	—	N.M.		7.2	2.0	N.M.
Total	7.2	3.5	105.7%		9.2	7.5	22.7%

Operating statistics:
Loss and loss adjustment expense ratio	71.3%	69.8%	1.5	pts	67.7%	71.8%	-4.1	pts
Expense ratio	25.2%	26.4%	-1.2	pts	25.8%	26.7%	-0.9	pts
Combined ratio	96.5%	96.2%	0.3	pts	93.5%	98.5%	-5.0	pts
Effect on the combined ratio of:
Catastrophe losses	20.9%	8.6%	12.3	pts	16.0%	9.3%	6.7	pts
Prior years’ (favorable) reserve development	-4.3%	-2.1%	-2.2	pts	-1.9%	-1.5%	-0.4	pts
Combined ratio excluding the effects of catastrophe losses and prior years’ reserve development (underlying combined ratio)*	79.9%	89.7%	-9.8	pts	79.4%	90.7%	-11.3	pts

Risks in force (in thousands)					593	637	-6.9%
Automobile (1)					406	441	-7.9%
Property					187	196	-4.6%

Policy renewal rate - 12 months
Automobile					80.9%	80.9%	—	pts
Property					86.7%	87.3%	-0.6	pts

N.M. - Not meaningful.
(1)    Includes assumed risks in force of 4.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	Change		2020	2019	Change
SUPPLEMENTAL
Premiums and contract charges earned	$32.5	$32.9	-1.2%		$98.8	$32.9	N/A
Net investment income	4.3	3.7	16.2%		11.8	3.7	N/A
Other income	0.7	0.6	16.7%		2.0	0.6	N/A
Benefits	9.2	11.1	-17.1%		28.6	11.1	N/A
Change in reserves	1.3	3.6	-63.9%		4.9	3.6	N/A
Interest credited	0.2	—	N.M.		0.2	—	N/A
Operating expenses (includes DAC unlocking and amortization expense)	10.1	10.5	-3.8%		30.3	10.5	N/A
Intangible asset amortization expense	3.1	3.2	—%		9.5	3.2	N/A
Income before income taxes	13.6	8.8	54.5%		39.1	8.8	N/A
Net income / core earnings*	10.6	6.9	53.6%		30.6	6.9	N/A

Benefits ratio (1)	32.3%	44.7%	-12.4	pts	33.9%	44.7%	N/A
Operating expense ratio (2)	26.9%	28.2%	-1.3	pts	26.9%	28.2%	N/A
Pretax profit margin (3)	36.3%	23.7%	12.6	pts	34.7%	23.7%	N/A

Premium persistency (rolling 12 months)	90.1%	88.9%	1.2	pts	90.1%	88.9%	N/A

N.M. - Not meaningful.
N/A - The acquisition of NTA closed on July 1, 2019.
(1)    Ratio of benefits plus change in reserves to earned premium.
(2)    Ratio of operating expenses to total revenues.
(3)    Ratio of income before taxes to total revenues.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change
RETIREMENT
Contract deposits*	$137.2	$128.3	6.9%	$366.7	$344.6	6.4%
Variable	58.5	54.6	7.1%	168.6	157.5	7.0%
Fixed	78.7	73.7	6.8%	198.1	187.1	5.9%
Contract charges earned	7.4	6.6	12.1%	21.5	22.1	-2.7%
Net investment income	33.6	37.0	-9.2%	94.6	141.2	-33.0%
Interest credited	14.2	17.5	-18.9%	44.4	77.2	-42.5%
Net interest margin	19.4	19.5	-0.5%	50.2	64.0	-21.6%
Investment income - deposit asset on reinsurance	24.5	23.8	2.9%	72.1	47.0	53.4%
Interest credited - Reinsured block	25.5	24.9	2.4%	75.0	49.2	52.4%
Net interest margin - Reinsured block	(1.0)	(1.1)	9.1%	(2.9)	(2.2)	-31.8%
Other income	3.9	4.5	-13.3%	12.1	13.4	-9.7%
Mortality loss and other reserve changes	(1.3)	(0.9)	-44.4%	(4.1)	(2.7)	-51.9%
Operating expenses (includes DAC unlocking and amortization expense)	19.1	21.0	-9.0%	56.4	68.1	-17.2%
Intangible asset amortization expense	0.4	0.6	-33.3%	1.4	1.7	-17.6%
Other expense - goodwill impairment	—	—	—	—	28.0	N.M.
Income (loss) before income taxes	8.9	7.0	27.1%	19.0	(3.2)	N.M.
Net income (loss)	7.8	5.9	32.2%	16.6	(6.9)	N.M.
Core earnings	7.8	5.9	32.2%	16.6	21.1	-21.3%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$0.7	$—	N.M.	$1.3	$(3.6)	N.M.
Guaranteed minimum death benefit reserve	0.1	—	N.M.	—	0.1	N.M.
Retirement contracts in force (in thousands)				230	227	1.3%
Annuity accumulated account value on deposit / Assets under management				$4,508.7	$4,215.9	6.9%
Variable (1)				1,828.4	1,635.0	11.8%
Fixed				2,680.3	2,580.9	3.9%
Annuity accumulated value retention - 12 months
Variable accumulations				94.8%	94.7%	0.1	pts
Fixed accumulations				94.5%	93.9%	0.6	pts

LIFE
Premiums and contract deposits*	$26.9	$27.7	-2.9%	$79.3	$82.5	-3.9%
Premiums and contract charges earned	29.4	29.7	-1.0%	88.0	90.0	-2.2%
Net investment income	18.2	18.4	-1.1%	49.4	54.8	-9.9%
Other income	0.1	—	N.M.	0.1	0.2	-50.0%
Death benefits/mortality cost/change in reserves	21.2	19.6	8.2%	64.5	60.7	6.3%
Interest credited	11.2	11.2	—%	33.7	33.7	—%
Operating expenses (includes DAC unlocking and amortization expense)	10.1	10.9	-7.3%	31.1	33.5	-7.2%
Income before income taxes	5.2	6.4	-18.8%	8.2	17.1	-52.0%
Net income / core earnings*	4.3	5.1	-15.7%	6.8	13.6	-50.0%
Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$0.2	$—	N.M.	$0.5	$0.1	N.M.
Life policies in force (in thousands)				201	202	-0.5%
Life insurance in force				$19,681	$18,937	3.9%
Lapse ratio - 12 months (Ordinary life insurance)				4.3%	4.5%	-0.2 pts

N.M. - Not meaningful.
(1)    Amount reported as of September 30, 2020 excludes $660.1 of assets under management held under modified coinsurance reinsurance.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	% Change
CORPORATE AND OTHER (1)
Components of income (loss) before tax:
Net investment gains (losses)	$2.5	$(2.1)	N.M.	$(12.8)	$151.6	N.M.
Interest expense	(3.4)	(4.3)	20.9%	(11.3)	(10.2)	-10.8%
Other operating expenses, net investment income and other income	(1.5)	(2.7)	44.4%	(4.9)	(9.8)	50.0%
Income (loss) before income taxes	(2.4)	(9.1)	73.6%	(29.0)	131.6	122.0%
Net income (loss)	(2.0)	(6.7)	70.1%	(22.2)	103.5	121.4%

INVESTMENTS
Retirement and Life
Fixed maturity securities, at fair value (amortized cost 2020, $4,326.6; 2019, $4,113.4)				$4,719.0	$4,432.7	6.5%
Equity securities, at fair value				68.9	76.2	-9.6%
Short-term investments				219.1	180.7	21.3%
Policy loans				150.6	153.1	-1.6%
Limited partnerships				263.8	281.1	-6.2%
Other investments				44.4	35.0	26.9%
Total Retirement and Life investments				5,465.8	5,158.8	6.0%
Property and Casualty
Fixed maturity securities, at fair value (amortized cost 2020, $804.1; 2019, $879.1)				873.1	934.6	-6.6%
Equity securities, at fair value				29.1	29.3	-0.7%
Short-term investments				21.1	10.0	111.0%
Limited partnerships				118.6	65.7	80.5%
Other investments				1.1	1.0	10.0%
Total Property and Casualty investments				1,043.0	1,040.6	0.2%
Supplemental
Fixed maturity securities, at fair value (amortized cost 2020, $541.6; 2019, $461.0)				576.5	472.2	22.1%
Equity securities, at fair value				4.3	—	N.M.
Short-term investments				13.8	46.7	-70.4%
Policy loans				0.8	0.8	—%
Limited partnerships				35.8	7.8	N.M.
Other investments				1.8	5.7	-68.4%
Total Supplemental investments				633.0	533.2	18.7%
Corporate investments				0.3	0.4	-25.0%
Total investments				$7,142.1	$6,733.0	6.1%

Net investment income - investment portfolio
Before tax	$69.2	$69.2	—%	$184.3	$232.3	-20.7%
After tax	55.1	55.3	-0.4%	147.1	185.5	-20.7%
Investment income - deposit asset on reinsurance
Before tax	$24.5	23.8	2.9%	$72.1	47.0	N.M.
After tax	19.4	18.8	3.2%	57.0	37.1	N.M.

N.M. - Not meaningful.
(1)    The Corporate and Other segment includes interest expense on debt and the impact of investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.